As filed with the Securities and Exchange Commission on June 3, 2014	Registration No. 333-122302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

ATTUNITY LTD
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel
 (Address of Principal Executive Offices; Zip Code)
_______________

Attunity Ltd Year 2001 Stock Option Plan
Attunity Ltd – The 2003 Israeli Share Option Plan
 (Full Title of the Plan)
_______________

Dror Harel-Elkayam
CFO and Secretary
Attunity Inc.
70 Blanchard Road
Burlington, Massachusetts 01803
(Name and Address of Agent for Service)

(781) 730-4070
 (Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Howard E. Berkenblit, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Telephone: 617-338-2979 Facsimile: 617-338-2880	Ido Zemach, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 67891, Israel Telephone: +972-3-608-9999 Facsimile: +972-3-608-9855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Add’l Reg. Nos.: 333-142284, 333-164656, 333-184136

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-122302) of Attunity Ltd (the "Registrant", the "Company" or "we"), also serves as Post-Effective Amendments to the Company’s Registration Statements on Form S-8 filed with the United States Securities and Exchange Commission (the "Commission" or "SEC") identified by the following File Nos.: 333-142284, 333-164656, 333-184136.

This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities to be acquired by the selling shareholder. The selling shareholder has acquired or will acquire the securities pursuant to the Attunity Ltd – The 2003 Israeli Share Option Plan (the “Plan”).  The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form F-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling shareholder.

As described in the reoffer prospectus, the 180,000 ordinary shares covered thereby are a portion of the shares issuable to the selling shareholder upon the exercise, in full, of options to purchase up to 240,000 ordinary shares, at an exercise price per share of $1.20, which options were granted to him pursuant to the Plan and are scheduled to expire on June 11, 2014. The selling shareholder advised the Company that he intends to exercise the options, in full, as soon as practicable after the date of the prospectus but that he currently intends to resell up to 180,000 shares (and accordingly retain the remainder of the shares so as to increase the number of ordinary shares held by him), while using the sale proceeds to cover the exercise price of $288,000 and the approximate tax liability associated with such exercise (under applicable tax law, such exercise is a taxable event requiring payment of taxes at the highest marginal income tax rate of the selling shareholder).

REOFFER PROSPECTUS

ATTUNITY LTD

180,000 ORDINARY SHARES

This reoffer prospectus, to which we sometime refer as this resale prospectus or this prospectus, relates to the resale, from time to time, of up to 180,000 of our ordinary shares by the selling shareholder described in this prospectus. The selling shareholder is expected to acquire such shares as part of his exercise, in full, of options to purchase up to 240,000 ordinary shares previously granted to the selling shareholder under the Attunity Ltd – The 2003 Israeli Share Option Plan, which we refer to in this resale prospectus as the Plan.

We will not receive any proceeds from sales of the ordinary shares covered by this resale prospectus by the selling shareholder, which shares we refer to as the shares. We will, however, receive proceeds of $288,000 from the exercise, in full, of all of the aforesaid options granted to the selling shareholder. The shares may be offered, from time to time, by the selling shareholder through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholder.

The selling shareholder and any broker executing selling orders on behalf of the selling shareholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended, which we refer to as the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholder may be deemed to be underwriting commissions.

Our ordinary shares are quoted for trading on the NASDAQ Capital Market under the symbol “ATTU.”  On June 2, 2014, the last reported sale price of our ordinary shares was $8.38 per share.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” on page 4 of this resale prospectus.

    Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States.

This resale prospectus is dated June 3, 2014.

__________________________________________

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to:

•	“we”, “us”, “our”, “Attunity”, the “Company” or the "Registrant" are to Attunity Ltd and its subsidiaries;
•	“dollars” or “$” are to United States dollars;

•	“NIS” or “shekel” are to New Israeli Shekels;
•	the “Companies Law” or the “Israeli Companies Law” are to the Israeli Companies Law, 5759-1999;

•	the “SEC” are to the United States Securities and Exchange Commission;
•	"Big Data" are to very large and complex quantities of datasets that are difficult to process using traditional data processing applications; and

•	"CDC" are to change data capture, a process that captures and replicate only the changes made to enterprise data sources rather the entire data sources.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our ordinary shares. You should read this entire prospectus carefully, including “Risk Factors” and the financial statements and other information contained in this prospectus and the documents incorporated by reference herein and therein, before making an investment in our ordinary shares. If you invest in our securities, you are assuming a high degree of risk.

Attunity Ltd
Overview

We were founded in 1988 and became a public company in the United States in 1992. We have been delivering software solutions to organizations around the world for over twenty years and we are now a leading provider of information availability software solutions that enable access, sharing, replication, management, consolidation and distribution of data, including Big Data, across heterogeneous enterprise platforms, organizations, and the cloud.

Our software solutions include data replication (Replicate and Gold Client), CDC, data connectivity (Attunity Connect), enterprise file replication (EFR), managed-file-transfer (MFT) and cloud data transfer (CloudBeam). These solutions benefit our customers’ businesses by enabling real-time access and availability of data and files where and when needed, across the maze of heterogeneous systems making up today’s information technology (IT) environment. Our software is commonly used for projects such as data warehousing, Big Data analytics, reporting, migration and modernization, application release automation (ARA), data distribution and cloud initiatives. Through distribution, original equipment manufacturers (OEM) agreements and strategic relationships with global-class partners, our solutions have been deployed at thousands of organizations worldwide in all areas of industry, including government, healthcare, financial services, insurance, oil & gas, manufacturing, retail, pharmaceuticals and the supply chain industry.

Corporate Information

We were incorporated under the laws of the State of Israel in 1988 as a company limited by shares. Our executive headquarters are located at 16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel, telephone number (972) 9-899-3000. Our authorized representative and agent in the United States is Attunity Inc., our wholly owned subsidiary, which maintains its principal offices at 70 Blanchard Road, Burlington, Massachusetts 01803, telephone number (781) 730-4070.  Our address on the Internet is http://www.attunity.com. The information on our website is not incorporated by reference into this prospectus.

The Offering

Ordinary shares offered by the selling shareholder	180,000 shares.

Ordinary shares outstanding	15,147,171 shares.(1)
Use of proceeds	We will not receive any proceeds from sales of the shares. See “Reasons for the Offer and Use of Proceeds” on page 5.
Risk Factors	Our business and an investment in our securities include significant risks. See “Risk Factors” on page 4.
NASDAQ Capital Market Symbol	ATTU
______________
(1)           This figure is based on 14,907,171 ordinary shares outstanding as of May 29, 2014, and assumes that the selling shareholder exercised, prior to the offering, options to purchase 240,000 ordinary shares at an exercise price per share of $1.20.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 and other securities laws with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, performance, levels of activity, achievements, industry results, competitive pressures, revenues, growth prospects, product development, financial resources and other financial and business matters.  You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology. These statements reflect our views, current as of the time expressed, with respect to future events and are based on assumptions and are subject to risks and uncertainties.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise and we disclaim any obligation to publicly revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based. To the extent forward-looking statements that we incorporate by reference express views as to particular events, conditions or circumstances that may conflict or be inconsistent with each other, the most recent such statement supersedes earlier views.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus and the documents incorporated by reference into this prospectus.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risk factors set forth in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, together with the other information contained in and incorporated by reference into this resale prospectus, before making an investment decision. These risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. Our business, financial condition and results of operation could be seriously harmed if any of the events underlying any of these risks or uncertainties actually occurs. In that event, the price for our ordinary shares could decline, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

This resale prospectus relates to the resale, from time to time, of up to 180,000 ordinary shares by the selling shareholder described in this resale prospectus. The selling shareholder expects to offer the shares for sale through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price (see "Plan of Distribution" below).

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the consolidated debt and capitalization, determined in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, as of March 31, 2014. The information in this table should be read in conjunction with our audited U.S. GAAP financial statements as of and for the year ended December 31, 2013 and the notes thereto, included in our annual report on Form 20-F for the year ended December 31, 2013, and our unaudited financial statements for the three-month period ended March 31, 2014, included in our Report on Form 6-K furnished on May 6, 2014 which have been incorporated by reference into this prospectus.

As of March 31, 2014 (U.S. Dollars in thousands, except share data)
Cash and cash equivalents	$18,136

Short-term debt:

Current maturities of long-term debt	---
Total short-term debt	---
Long-term debt	966

Shareholders’ equity:
Ordinary shares of NIS 0.4 par value; 32,500,000 authorized, 14,849,209 shares issued and outstanding	1,714
Additional paid in capital	131,607
Receipt on account of shares	13
Other comprehensive loss	(618)
Accumulated deficit	(102,739)
Total shareholders’ equity	29,977
Total capitalization and indebtedness	$30,943

REASONS FOR THE OFFER AND USE OF PROCEEDS

This resale prospectus relates to the resale, from time to time, of up to 180,000 of our ordinary shares by the selling shareholder described in this resale prospectus. The selling shareholder is expected to acquire such shares as part of his exercise, in full, of options to purchase up to 240,000 ordinary shares previously granted to the selling shareholder  under the Plan.

We will not receive any proceeds from sales of the shares covered by this resale prospectus by the selling shareholder. We will, however, receive proceeds of $288,000 from the exercise, in full, of all of the aforesaid options granted to the selling shareholder. The proceeds from the sale of the shares covered by this resale prospectus are solely for the account of the selling shareholder.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholder.

PRICE RANGE OF ORDINARY SHARES

Annual Share Price Information

The following table sets forth, for each of the years indicated, the range of high ask and low bid prices and high and low sale prices, as applicable, of our ordinary shares on the Over-The-Counter Bulletin Board, or OTCBB, through July 25, 2012, and, starting July 26, 2012, on the NASDAQ Capital Market:

Year	High	Low

2009	$1.48	$0.28
2010	$3.24	$0.88
2011	$3.56	$1.56
2012	$9.75	$2.36
2013	$11.22	$4.42

Quarterly Share Price Information

The following table sets forth, for each of the full financial quarters in the years indicated, the range of high ask and low bid prices and high and low sale prices, as applicable, of our ordinary shares on the OTCBB (through July 25, 2012), and, starting July 26, 2012, on the NASDAQ Capital Market:

	High	Low
2012
First Quarter	$4.00	$2.36
Second Quarter	$6.60	$2.92
Third Quarter	$9.75	$5.08
Fourth Quarter	$8.25	$6.00
2013
First Quarter	$8.25	$6.65
Second Quarter	$6.89	$4.42
Third Quarter	$9.00	$5.24
Fourth Quarter	$11.22	$7.25
2014
First Quarter	$12.00	$9.00

Monthly Share Price Information

The following table sets forth, for each of the most recent last six months, the range of high and low sale prices, as applicable, of our ordinary shares on the NASDAQ Capital Market:

Month	High	Low
November 2013	$9.7	$7.25
December 2013	$10.81	$8.05
January 2014	$11.58	$9.26
February 2014	$11.51	$9.52
March 2014	$12.00	$9.00
April 2014	$11.35	$8.22
May 2014	$9.42	$8.03

On June 2, 2014, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $8.38 per share.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares and related information can be found in Item 10.B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, which is incorporated by reference into this prospectus.

SELLING SHAREHOLDER

This resale prospectus relates to up to 180,000 ordinary shares that are issuable to Mr. Shimon Alon, the Chairman of our Board of Directors and our Chief Executive Officer, pursuant to the Plan that are being registered for resale. The 180,000 ordinary shares are issuable to Mr. Alon, or the selling shareholder, as part of his exercise, in full, of options to purchase up to 240,000 ordinary shares, at an exercise price per share of $1.20. These options were granted to the selling shareholder pursuant to the Plan in June 2008, when he was appointed as our Chief Executive Officer.

We are registering the ordinary shares in order to permit the selling shareholder to dispose of the shares from time to time. The information provided in the table below with respect to the selling shareholder has been obtained from the selling shareholder. The selling shareholder may sell all, some or no portion of the ordinary shares beneficially owned by him.

The following table lists the selling shareholder and other information regarding the beneficial ownership of the ordinary shares by the selling shareholder as of May 29, 2014. The first column of the table lists the selling shareholder. The second and third columns list the number and percentage of ordinary shares beneficially owned by the selling shareholder, including any shares issuable to the selling shareholder upon exercise of any rights, warrants, stock options and/or other rights exercisable or convertible into our ordinary shares within 60 days following May 29, 2014. The fourth column lists the number of ordinary shares being offered by this prospectus by the selling shareholder. The fifth and sixth columns of the following table assume the sale of all of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

The information in the following table is based upon our records and information furnished to us by the selling shareholder. We believe that the selling shareholder has sole voting and investment power over his ordinary shares, unless indicated otherwise below.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering(1)		Percentage of Ordinary Shares Beneficially Owned Prior to Offering(2)	Maximum Number of Ordinary Shares Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering		Percentage of Ordinary Shares Beneficially Owned After Offering(2)
Shimon Alon	1,641,375	(3)	10.73%	180,000	1,461,375	(4)	9.55%

(1)           Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The number of shares owned by the  shareholder  named above includes the shares underlying options and other rights to acquire ordinary shares held by such person(s) that are exercisable within 60 days of May 29, 2014, but such underlying shares are not deemed outstanding for computing the percentage of any other person.

(2)           The percentages shown are based on 14,907,171 ordinary shares issued and outstanding as of May 29, 2014. This figure of outstanding ordinary shares does not include:

•
outstanding stock options to purchase an aggregate of 1,947,285 ordinary shares at a weighted average exercise price of approximately $5.27 per share, with the latest expiration date of these options being April 27, 2020 (of which, options to purchase 1,081,833 of our ordinary shares were exercisable as of May 29, 2014); and

•	outstanding warrants to purchase an aggregate of 78,810 ordinary shares at an exercise price of $0.48 per share, which expire until July 29, 2015 (all of the warrants are currently exercisable).

(3)           Mr. Alon is the Chairman of our Board and our Chief Executive Officer. Includes (i) 1,247,505 ordinary shares; (ii) 19,703 ordinary shares issuable upon exercise of warrants that expire on December 30, 2014 at an exercise price of $0.48 per ordinary share; and (iii) 374,167 ordinary shares issuable upon exercise of stock options at exercise prices ranging from $1.00 to $9.68 per ordinary share. These options expire between June 11, 2014 and December 22, 2017. Mr. Alon's address is c/o Attunity Ltd, 16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel.

(4)           Includes the ordinary shares listed in footnote (3) above, less the 180,000 ordinary shares to be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling shareholder” includes the selling shareholder named above and his donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this resale prospectus.

The 180,000 ordinary shares covered by this resale prospectus are issuable to the selling shareholder as part of his exercise, in full, of options to purchase up to 240,000 ordinary shares, at an exercise price per share of $1.20, which options were granted to him pursuant to the Plan and are scheduled to expire on June 11, 2014. The selling shareholder advised us that he intends to exercise the options, in full, as soon as practicable after the date of this prospectus and that he currently intends to resell up to 180,000 shares (and accordingly retain the remainder of the shares so as to increase the number of ordinary shares held by him), while using the sale proceeds to cover the exercise price of $288,000 and the approximate tax liability associated with such exercise (under applicable tax law, such exercise is a taxable event requiring payment of taxes at the highest marginal income tax rate of the selling shareholder).

We have been advised that the selling shareholder may effect sales of the shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares may be sold by one or a combination of several of the following methods:

•
one or more block transactions, in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions or transactions in which a broker solicits purchases;
•	on the NASDAQ Capital Market or on any other national securities exchange or quotation service on which our ordinary shares may be listed or quoted at the time of the sale;
•	in the over-the-counter market;
•	through the writing of options, whether the options are listed on an options exchange or otherwise; or
•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, other than underwriting discounts, selling commissions and similar selling expenses. We will not receive any proceeds from the sale of the shares covered hereby. We will, however, receive proceeds of $288,000 from the exercise, in full, of all of the aforesaid options granted to the selling shareholder. The selling shareholder will bear all commissions and discounts, if any, attributable to sales of the shares. The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling shareholder may sell the shares covered by this resale prospectus from time to time, and may also decide not to sell all or any of the shares he is allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling shareholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The selling shareholder may sell the shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of the shares covered hereby, the selling shareholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling shareholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the selling shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this resale prospectus (as it may be amended or supplemented from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of the selling shareholder covered by this resale prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this resale prospectus.

The selling shareholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholder. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling shareholder, will be set forth in a prospectus supplement.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2013, appearing in our Annual Report on Form 20-F filed with the SEC on April 8, 2014, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The law firm of Goldfarb Seligman & Co. of Tel Aviv, Israel, has passed on the validity of the securities offered under this resale prospectus. Certain legal matters with respect to U.S. federal securities laws with respect to the offered securities will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, MA.

MATERIAL CHANGES

Except as otherwise described our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 and in our Reports on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2013.

WHERE YOU CAN FIND MORE INFORMATION

Our Public Filings

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the ordinary shares offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the SEC (Commission File Number 001-20892). These filings contain important information which does not appear in this prospectus.

For further information about us, you may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549, Room 1580. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•
The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 25, 2012 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 8, 2014; and

•	Our GAAP financial statements as of and for the three-month period ended March 31, 2014 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on May 6, 2014.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed or furnished after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the documents incorporated by reference as of the date of this prospectus. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the previously incorporated documents.

We shall provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Attunity Ltd
16 Atir Yeda Street
Atir Yeda Industrial Park
Kfar Saba 4464321, Israel
Attn.: Company Secretary
Telephone number (+972) 9-899-3000

You may also obtain information about us by visiting our website at http://www.attunity.com. Information contained in our website is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act, as applicable to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from certain provisions of the Exchange Act. Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report of Foreign Private Issuer on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us, our Israeli subsidiaries, our directors and officers and the Israeli experts, if any, named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and most of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:

•	subject to limited exceptions, the judgment is final and non-appealable;
•	the judgment was given by a court competent under the laws of the state in which the court is located and is otherwise enforceable in such state;
•	the judgment was rendered by a court competent under the rules of private international law applicable in Israel;
•	the laws of the state in which the judgment was given provides for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;
•	the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and
•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

ATTUNITY LTD

180,000 ORDINARY SHARES

_______________________

REOFFER PROSPECTUS
_______________________

June 3, 2014

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by us with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)           Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on April 8, 2014;

(b)           Our GAAP financial statements as of and for the three-month period ended March 31, 2014 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on May 6, 2014; and

(c)           The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 25, 2012 under the Exchange Act and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Exculpation of Office Holders. Under the Companies Law, an Israeli company may not exempt an office holder from his or her liability for a breach of the duty of loyalty to the company, but may exempt an office holder, in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the company (except with regard to distributions), if the articles of association so provide. Our articles of association permit us to exempt our office holders to the fullest extent permitted by law.

Office Holders’ Insurance. As permitted by the Companies Law, our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders concerning an act performed by him or her in his or her capacity as an office holder for:

•	a breach of his or her duty of care to us or to another person;
•	a breach of his or her duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests;
•	a financial liability imposed upon him or her in favor of another person;
•
expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws, if applicable, and payments made to injured persons under specific circumstances thereunder; and

•	any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the Company.

Indemnification of Office Holders. As permitted by the Companies Law, our articles of association provide that we may indemnify any of our office holders for an act performed in his or her capacity as an office holder, retroactively (after the liability has been incurred) or in advance against the following:

•
a financial liability incurred by, or imposed on, him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court; provided that our undertaking to indemnify with respect to such events on a prospective basis is limited to events that our board of directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or standard that our board of directors determines to be reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify;

•
reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or charged to him or her by a court, resulting from the following: proceedings we institute against him or her or instituted on our behalf or by another person; a criminal indictment from which he or she was acquitted; or a criminal indictment in which he or she was convicted for a criminal offense that does not require proof of intent;

•
expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws, if applicable, and payments made to injured persons under specific circumstances thereunder; and

•	any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder in the Company.

Limitations on Exculpation, Insurance and Indemnification. The Companies Law provides that a company may not indemnify an office holder nor exculpate an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty, unless with respect to indemnification and insurance, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly, unless it was committed only negligently;

•	any act or omission committed with the intent to derive an illegal personal benefit; or
•	any fine levied against the office holder.

In addition, under the Companies Law, exculpation of, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, such as if the office holder is a director, by our shareholders.

We have undertaken to indemnify our office holders to the fullest extent permitted by law by providing them with a Letter of Indemnification, the form of which was approved by our shareholders. We also currently maintain directors and officers liability insurance with an aggregate coverage limit of $15 million, including legal costs incurred.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT NO.       DESCRIPTION

3.1          Memorandum of Association of the Registrant, as amended and restated (1).

3.2          Amended and Restated Articles of Association of the Registrant (2).

4.1          2003 Israeli Stock Option Plan, as amended (3).

4.2          Specimen of Ordinary Share Certificate (4).

5.1          Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.*

24.1         Powers of Attorney (5).

___________
(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(3)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 26, 2005, and incorporated herein by reference. The 2003 Israeli Stock Option Plan was amended in the annual general meetings of the Registrant’s shareholders in December 2005 and December 2006, as reflected in Item 3 of the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 29, 2005, and in Item 2 of the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 22, 2006, which are incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 27, 2012, and incorporated herein by reference.

* Filed herewith.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, Israel, on the 3rd  day of June, 2014.

ATTUNITY LTD By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: CFO and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shimon Alon Shimon Alon	Chairman of the Board and Chief Executive Officer	June 3, 2014
/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 3, 2014
______*_______ Dov Biran	Director	June 3, 2014
______*_______ Dan Falk	Director	June 3, 2014
______________ Tali Alush-Aben	Director
______*_______ Gil Weiser	Director	June 3, 2014
______*_______ Ron Zuckerman	Director	June 3, 2014
Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary	Authorized Representative in the United States	June 3, 2014

 * This Registration Statement has been signed on behalf of the above officers and directors by Dror-Harel Elkayam, as attorney-in-fact, pursuant to a power of attorney previously filed as Exhibit 24.1 to this Registration Statement.

EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

3.1          Memorandum of Association of the Registrant, as amended and restated (1).

3.2          Amended and Restated Articles of Association of the Registrant (2).

4.1          2003 Israeli Stock Option Plan, as amended (3).

4.2          Specimen of Ordinary Share Certificate (4).

5.1          Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.*

24.1        Powers of Attorney (5).

___________
(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(3)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on January 26, 2005, and incorporated herein by reference. The 2003 Israeli Stock Option Plan was amended in the annual general meetings of the Registrant’s shareholders in December 2005 and December 2006, as reflected in Item 3 of the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 29, 2005, and in Item 2 of the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the Commission on November 22, 2006, which are incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the Commission on September 27, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 27, 2012, and incorporated herein by reference.

* Filed herewith.